CAMP4 Reports First Quarter 2026 Financial Results and Corporate Highlights

Submitted first clinical trial regulatory filing for CMP-002 in Australia, with additional global regulatory filings planned in 2026; anticipates initiation of global Phase 1/2 clinical trial in SYNGAP1 patients in 2H 2026

Received Orphan Designation for CMP-002 by the European Medicines Agency (EMA)

Entered into collaboration with CURE SYNGAP1 to support ProMMiS, a natural history study to advance understanding of SYNGAP1 related disorder

Cash runway expected into 2028, with $99 million in cash and cash equivalents as of 3/31/26

CAMBRIDGE, Mass., May 07, 2026 (GLOBE NEWSWIRE) – CAMP4 Therapeutics Corporation (“CAMP4”) (Nasdaq: CAMP), a clinical-stage biopharmaceutical company developing a pipeline of regulatory RNA-targeting therapeutics designed to upregulate gene expression with the goal of restoring healthy protein levels to treat a broad range of genetic diseases, today announced financial results for the first quarter ended March 31, 2026, and provided recent corporate highlights.

"We have made significant progress year-to-date against our goal of bringing a potential first-in-class treatment for SYNGAP1-related disorder into the clinic,” said Josh Mandel-Brehm, President and Chief Executive Officer of CAMP4. “We submitted our first regulatory filing for CMP-002 in Australia which positions us to initiate a global first-in-human Phase 1/2 clinical trial in the second half of 2026. Additional filings with global regulatory agencies are planned throughout 2026. We are also excited to support the ProMMiS study through CURE SYNGAP1 and invest in the foundational science that will further validate our understanding of the natural history of SYNGAP1 and advance meaningful, potentially disease-modifying medicines for all patients affected by SYNGAP1.”

Recent Corporate Highlights:

•Submitted a regulatory filing for CMP-002 in Australia, which is expected to enable the launch of a global Phase 1/2 clinical trial in 2H 2026. Filings with additional global regulatory agencies are planned for 2026.
•Received Orphan Designation for CMP-002 by the European Medicines Agency (EMA). The company has filed an Orphan Drug Designation submission with the FDA in the U.S.
•Entered into a collaboration with CURE SYNGAP1 to support ProMMiS, a prospective, multi-site, non-interventional natural history study of SYNGAP1-related disorder designed to deepen the understanding of disease progression and inform therapeutic development.
•Submitted preprint of pioneering study to bioRxiv describing CAMP4’s development of regRNA Capture-seq methodology to assemble what it believes to be the largest catalog of regRNAs generated to date.
•Appointed Michael MacLean to the company’s Board of Directors.

Upcoming Investor Conference
•H.C. Wainwright 4th Annual BioConnect Investor Conference, May 19, 2026 in New York, NY.

First Quarter 2026 Financial Results
Cash and cash equivalents as of March 31, 2026 were $99.2 million, compared to $109.5 million as of December 31, 2025. The Company believes that its current cash and cash equivalents will be sufficient to fund its planned activities into 2028.
R&D Expenses: Research and development expenses for the quarter ended March 31, 2026 were $10.2 million, compared to $10.1 million for the quarter ended March 31, 2025. The expenses were primarily driven by clinical and preclinical study costs.
G&A Expenses: General and administrative expenses were $4.2 million for the quarter ended March 31, 2026, compared to $3.8 million for the quarter ended March 31, 2025. The expenses were primarily driven by an increase in stock-based compensation expense and professional and consulting fees, partially offset by reduced facilities costs.
Net Loss: Net loss for the quarter ended March 31, 2026 was $18.3 million, compared to $12.4 million for the quarter ended March 31, 2025. The increase in net loss was primarily driven by a $6.2 million non-cash loss recognized due to a change in fair value of the derivative tranche liability related to our September private placement.

About CAMP4 Therapeutics
CAMP4 is developing disease-modifying treatments for a broad range of genetic diseases where amplifying healthy protein may offer therapeutic benefits. Our approach amplifies mRNA by harnessing a fundamental mechanism of how genes are controlled. To amplify mRNA, our therapeutic ASO drug candidates target regulatory RNAs (regRNAs), which act locally on transcription factors and are the master regulators of gene expression. CAMP4’s proprietary RAP Platform™ enables the mapping of regRNAs and generation of therapeutic candidates designed to target the regRNAs associated with genes underlying haploinsufficient and recessive partial loss-of-function disorders, of which there are more than 1,200, in which a modest increase in protein expression may have the potential to be clinically meaningful. For more information, visit camp4tx.com.

Forward-Looking Statements
This press release contains forward-looking statements which involve risks, uncertainties and contingencies, many of which are beyond the control of the Company, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning the anticipated timing to submit regulatory filings and advance

CMP-002 into a clinical trial; the potential of the Company’s platform technology; the Company’s strategy, goals, business plans and focus; the therapeutic potential of the Company’s product candidates; and the Company’s cash runway guidance. The forward-looking statements in this press release speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements, including, but not limited to: the Company’s limited operating history, incurrence of substantial losses since the Company’s inception and anticipation of incurring substantial and increasing losses for the foreseeable future; the Company’s need for substantial additional financing to achieve the Company’s goals; the uncertainty of clinical development, which is lengthy and expensive, and characterized by uncertain outcomes, and risks related to additional costs or delays in completing, or failing to complete, the development and commercialization of the Company’s current product candidates or any future product candidates; delays or difficulties in the enrollment and dosing of patients in clinical trials; the impact of any significant adverse events or undesirable side effects caused by the Company’s product candidates; potential competition, including from large and specialty pharmaceutical and biotechnology companies; the Company’s ability to realize the benefits of the Company’s current or future collaborations or licensing arrangements and ability to successfully consummate future partnerships; the Company’s ability to obtain regulatory approval to commercialize any product candidate in the United States or any other jurisdiction, and the risk that any such approval may be for a more narrow indication than the Company seeks; the Company’s dependence on the services of the Company’s senior management and other clinical and scientific personnel, and the Company’s ability to retain these individuals or recruit additional management or clinical and scientific personnel; the Company’s ability to grow the Company’s organization, and manage the Company’s growth and expansion of the Company’s operations; risks related to the manufacturing of the Company’s product candidates, which is complex, and the risk that the Company’s third-party manufacturers may encounter difficulties in production; the Company’s ability to obtain and maintain sufficient intellectual property protection for the Company’s product candidates or any future product candidates the Company may develop; the Company’s reliance on third parties to conduct the Company’s preclinical studies and clinical trials; the Company’s compliance with the Company’s obligations under the licenses granted to the Company by others, for the rights to develop and commercialize the Company’s product candidates; risks related to the operations of the Company’s suppliers; and other risks and uncertainties described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as well as other information the Company files with the Securities and Exchange Commission. The forward-looking statements in this press release are inherently uncertain and are not guarantees of future events. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not unduly rely on these forward-looking statements. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. Investors, potential investors, and others should give careful consideration to these risks and uncertainties. Except as required by applicable law, the Company does not undertake to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts

Investor Relations:
Sara Michelmore
Milestone Advisors
sara@milestone-advisorsllc.com

Media:
Sofia Bermudez
LifeSci Communications
sbermudez@lifescicomms.com

CAMP4 Therapeutics Corporation
Unaudited Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three months ended March 31,
	2026	2025
Revenue:
Research and collaboration revenue	$1,294	$858
Operating expenses:
Research and development	10,160	10,146
General and administrative	4,205	3,812
Total operating expenses	14,365	13,958
Loss from operations	(13,071)	(13,100)
Other (expense) income, net:
Interest income	910	588
Change in fair value of derivative tranche liability	(6,188)	—
Other income	18	79
Total other (expense) income, net	(5,260)	667
Net loss	$(18,331)	$(12,433)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.62)
Weighted-average shares of common stock outstanding, basic and diluted	57,923,674	20,152,872

Unaudited Condensed Balance Sheet Data	March 31, 2026	December 31, 2025
(in thousands)
Cash and cash equivalents	$99,209	$109,517
Working capital(1)	85,573	98,581
Total assets	105,457	117,808
Total liabilities	74,555	70,104
Accumulated deficit	(310,487)	(292,156)
Total stockholders' equity	30,902	47,704
(1) Working capital is defined as total current assets less total current liabilities. See our unaudited condensed consolidated financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 for further details regarding our current assets and current liabilities.